SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):              April 26, 2002

SUNGARD® DATA SYSTEMS INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1285 DRUMMERS LANE, WAYNE PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 341-8700

(Former Name and Former Address, if Changed Since Last Report)

Item 5.    Other Events

On April 26, 2002, SunGard Data Systems Inc. announced it had reached an agreement with the board of directors of Guardian iT plc (“Guardian”) on the terms of an offer to be made by SunGard to acquire all of the issued and to-be-issued shares of Guardian for 80 pence per share. The transaction values Guardian at approximately $240 million, inclusive of bank debt and finance lease obligations. The offer, which was formally made by SunGard on May 3, 2002, is subject to certain conditions, principally acceptance of the offer by 90% of Guardian’s shareholders and anticompetition clearance in the UK. Closing is expected to take place within 90 days after the announcement. Attached as Exhibit 99.1 is the press release announcing the offer to acquire the shares of Guardian.

In addition, following announcement of the offer, SunGard acquired in the open market, for approximately $20.5 million, 17,497,805 Guardian shares (at a price of 80 pence per share), representing, in aggregate, 24.89% of the issued share capital of Guardian.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1:    Press Release dated April 26, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2002

SUNGARD DATA SYSTEMS INC.
By:	/s/ LAWRENCE A. GROSS
Lawrence A. Gross
Senior Vice President-Legal,
General Counsel

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Exhibit Index

Exhibit

99.1	Press Release dated April 26, 2002